Exhibit 3.1

MONACO COACH CORPORATION

AMENDED AND RESTATED BYLAWS

(as of November 12, 2007)

ARTICLE I
OFFICES

Section 1.1.            Registered Office.  The registered office of the Corporation in the State of Delaware shall be at The Prentice-Hall Corporation System, Inc., 32 Loockerman Square in the City of Dover, County of Kent.  The name of the resident agent in charge thereof shall be The Prentice-Hall System, Inc., 32 Loockerwood Square, Suite L100, Dover, Delaware.

Section 1.2.            Other Offices.  The Corporation may also have an office at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1.            Place of Meetings.  All meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

Section 2.2.            Annual Meeting.

(a)           The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors.  In the absence of such designation, the annual meeting of stockholders shall be held on the second Tuesday of April in each year at 10:00 a.m.  However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.  At the meeting, directors shall be elected, and any other proper business may be transacted.

(b)           At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the

Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal.  Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b).  The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c)           Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c).  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 2.2.  Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 2.2.  At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c).  The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

Section 2.3.            Special Meetings.  A special meeting of the stockholders may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the President.  No other person or persons are permitted to call a special meeting.  No business may be conducted at a special meeting other than the business brought before the meeting by the Board of Directors or the Chairman of the Board or the President.

Section 2.4.            Notice of Meetings.

(a)           All notices of meetings of stockholders shall be sent or otherwise given in accordance with either this Section 2.4 or Section 15.1 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b)           Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy or who shall in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable or any other available method either before or after such meeting.  Notice of any adjourned meeting of the stockholders shall not be required to be given except when expressly required by law.

(c)           Notice of any meeting of stockholders shall be given:

(i)         if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or

(ii)        if electronically transmitted as provided in Section 15.1 of these Bylaws.

Section 2.5.          Quorum.

(a)           At each meeting of the stockholders, except where otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

(b)           In the absence of a quorum, a majority in interest of the stockholders of the Corporation entitled to vote, present in person or represented by proxy or, in the absence of all such stockholders, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting, from time to time, until stockholders holding the requisite amount of stock shall be present or represented.  At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.6.            Organization.  At each meeting of the stockholders the Chairman, or in the absence of the Chairman, the President or any other officer designated by the Board of Directors, shall act as chairman, and the Secretary or in his absence an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the Chairman of such meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

Section 2.7.            Voting.

(i)        Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, at every meeting of the stockholders, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock of the Corporation registered in his name on the books of the Corporation on the date fixed, pursuant to Section 9.3 of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting.

(b)           Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held.  In the case of stock held jointly by two or more executors, administrators, guardians, conservators, trustees or other fiduciaries, such fiduciaries may designate in writing one or more of their number to represent such stock and vote the shares so held, unless there is a provision to the contrary in the instrument, if any, defining their powers and duties.

(c)           Persons whose stock is pledged shall be entitled to vote thereon until such stock is transferred on the books of the Corporation to the pledgee, and thereafter only the pledgee shall be entitled to vote.

(d)           Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.   Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

(e)           At all meetings of the stockholders, all matters (except where other provision is made by law or by the Certificate of Incorporation or these Bylaws) shall be decided by the vote of a majority in interest of the stockholders entitled to vote thereon, present in person or by proxy, at such meeting, other than the election of directors which shall be decided by the vote of a plurality in interest of the stockholders entitled to vote thereon, present in person or by proxy at such meeting.

Section 2.8.            Inspectors.  The Chairman of the meeting may at any time appoint one or more inspectors to serve at a meeting of the stockholders.  Such inspectors shall decide upon the qualifications of voters, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented.  The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.  Before acting as herein provided each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

Section 2.9.            List of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1.            General Powers.  The business, property and affairs of the Corporation shall be managed by the Board of Directors.

Section 3.2.            Number, Qualifications and Term of Office.

(a)           The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one member.

(b)           No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.  If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

(c)           Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.  Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3.3.            Classes of Directors.           The directors shall be divided into two classes, designated as Class I and Class II, respectively.  Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors.  At each annual meeting of stockholders, directors shall be elected for a full term of two years to succeed the directors of the class whose terms expire at such annual meeting.

Section 3.4.            Quorum and Manner of Acting.

(a)              Except as otherwise provided by statute or by the Certificate of Incorporation, a majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting and the affirmative action of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors.

(b)              In the event one or more of the directors shall be disqualified to vote at such meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no event shall the quorum as adjusted be less than one-third (1/3) of the total number of directors.

(c)               In the absence of a quorum at any meeting of the Board such meeting need not be held; or a majority of the directors present thereat or, if no director is present, the Secretary may adjourn such meeting from time to time until a quorum is present.  Notice of any adjourned meeting need not be given.

Section 3.5.            Offices, Place of Meeting and Records.  The Board of Directors may hold meetings, have an office or offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board may from time to time determine.  The place of meeting shall be specified or fixed in the respective notices or waivers of notice thereof, except where otherwise provided by statute, by the Certificate of Incorporation or these Bylaws.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.6.            Annual Meeting.  The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual election of directors.  Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

Section 3.7.            Regular Meetings.  Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day.  Notice of regular meetings need not be given.

Section 3.8.            Special Meetings; Notice.  Special meetings of the Board of Directors shall be held whenever called by the Chairman or by any two of the directors.  Notice of the time and place of special meetings shall be:

(a)   delivered personally by hand, by courier or by telephone;

(b)   sent by United States first-class mail, postage prepaid;

(c)   sent by facsimile; or

(d)   sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting.  If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.  Any oral notice may be communicated to the director.  The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, cable or otherwise, whether before or after such meeting shall is held, or if he is present at such meeting.

Section 3.9.            Organization.  At each meeting of the Board of Directors the Chairman or, in his absence, a director chosen by a majority of the directors present shall act as chairman.  The Secretary or, in his absence, an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

Section 3.10.          Order of Business.  At all meetings of the Board of Directors, business shall be transacted in the order determined by the Board.

Section 3.11.          Removal of Directors.  Except as otherwise provided in the Certificate of Incorporation or in these Bylaws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board caused by any such removal may be filled by such stockholders at such meeting or, if the stockholders at such meeting shall fail to fill such vacancy, as provided in these Bylaws.

Section 3.12.          Resignation.  Any director of the Corporation may resign at any time upon notice given in writing or by electronic transmission of his resignation to the Board of Directors, the Chairman, the President or the Secretary of the Corporation.  Such resignation shall take effect at the date of receipt of such notice, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.13.          Vacancies.  Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause may be filled by majority action of the remaining directors then in office, though less than a quorum, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose, and each director so elected shall hold office until the next annual election of directors and until his successor shall be duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner herein provided.

Section 3.14.          Compensation.  Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV
COMMITTEES

Section 4.1.            Executive Committee.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, appoint an Executive Committee to consist of not less than two (2) members of the Board of Directors, including the Chairman, and shall designate one of the members as its chairman.  Notwithstanding any limitation on the size of the Executive Committee, the Committee may invite members of the Board to attend its meetings.  For the purpose of the meeting he so attends, the invited director shall be entitled to vote on matters considered at such meeting and shall receive the Executive Committee fee for such attendance.

Each member of the Executive Committee shall hold office, so long as he shall remain a director, until the first meeting of the Board of Directors held after the next annual meeting of the Board of Directors held after the next annual election of stockholders and until his successor is duly appointed and qualified.  The chairman of the Executive Committee or, in his absence, a member of the Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee and the Secretary or an Assistant Secretary of the Corporation, or such other person as the Executive Committee shall from time to time determine, shall act as secretary of the Executive Committee.

The Board of Directors, by action of the majority of the whole Board, shall fill vacancies in the Executive Committee.

Section 4.2.            Powers.  During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in all cases unless specific directions to the contrary shall have been given by the Board of Directors.

Section 4.3.            Procedure; Meetings; Quorum.  The Executive Committee shall fix its own rules of procedure, subject to the approval of the Board of Directors, and shall meet at such times and at such place or places as may be provided by such rules.  At every meeting of the Executive Committee, the presence of a majority of all the members of such Committee shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.  In the absence of a quorum at any meeting of the Executive Committee, such meeting need not be held, or a majority of the members present thereat or, if no members are present, the secretary of the meeting may adjourn such meeting from time to time until a quorum is present.

Section 4.4.            Compensation.  Each member of the Executive Committee shall be entitled to receive from the Corporation such fee, if any, as shall be fixed by the Board of Directors, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties.

Section 4.5.            Other Board Committees.  The Board of Directors may, from time to time, by resolution passed by a majority of the whole Board, designate one or more committees in addition to the Executive Committee, each committee to consist of two (2) or more of the directors of the Corporation.  Any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.

A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.  The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

Section 4.6.            Alternates.  The Chairman may designate one (1) or more directors as alternate members of any committee who may act in the place and stead of members who temporarily cannot attend any such meeting.

Section 4.7.            Additional Committees.  The Board of Directors may from time to time create such additional committees of directors, officers, employees or other persons designated by it (or any combination of such persons) for the purpose of advising the Board, the Executive Committee and the officers and employees of the Corporation in all such matters as the Board shall deem advisable and with such functions and duties as the Board shall by resolutions prescribe.

A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.  The Board of Directors shall have the power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

ARTICLE V
ACTION BY CONSENT

Section 5.1.            Consent by Directors.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 5.2.            Consent by Stockholders.  Unless otherwise provided in the Certificate of Incorporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

ARTICLE VI
OFFICERS

Section 6.1.            Number.  The principal officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof and variations in title to be determined by the Board of Directors), a Chief Financial Officer, and a Secretary.  In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 6.3.  Any two (2) or more offices may be held by the same person, except that the office of Secretary shall be held by a person other than the person holding the office of Chairman, Chief Executive Officer or President.

Section 6.2.            Election, Qualifications and Term of Office.  Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 6.3, shall be elected annually by the Board of Directors and shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or shall have been removed in the manner herein provided.  The Chairman shall be and remain a director.

Section 6.3.            Other Officers.  The Corporation may have such other officers, agents, and employees as the Board of Directors may deem necessary, including a Chief Operating Officer, a Treasurer, a Controller, one or more Assistant Controllers, one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors, any committee of the Board designated by it to so act, or the Chairman or President may from time to time determine.  The Board of Directors may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

Section 6.4.            Removal.  Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by the Chairman, President, any committee of officers upon whom the power of removal may be conferred by the Board of Directors.

Section 6.5.            Resignation.  Any officer may resign at any time by giving written notice to the Board of Directors or the Chairman, the Chief Executive Officer or the Secretary of the Corporation.  Any such designation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.6.            Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 6.7.            Chairman of the Board.  The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and shareholders.  Subject to determination by the Board of Directors, the Chairman shall have general executive powers and such specific powers and duties as from time to time may be conferred or assigned by the Board of Directors.  In the absence or disability of the Chairman of the Board, the director, if any, who may have been designated Lead Director by the Board of Directors pursuant to Section 6.16 shall be the Chairman of the Board until such time as the Board of Directors shall appoint a successor.

Section 6.8.            Chief Executive Officer.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation.  He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws. In the absence or disability of both the Chief Executive Officer and the President, the Board of Directors shall promptly determine who shall serve as Chief Executive

Officer. In the interim, pending determination by the Board of Directors, the director who may have been designated Lead Director by the Board of Directors shall serve as Chief Executive Officer

Section 6.9.            President.  Subject to the discretion of the Board of Directors to appoint or not appoint a President and to the supervisory powers of the Chief Executive Officer in the event of such appointment, the President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the corporation’s business and general supervision of its policies and affairs.  The President shall have such other powers and be subject to such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.  In the absence or disability of the Chief Executive Officer, or if there be no such officer, then the President shall have the powers and be subject to the restrictions set forth in Section 6.8.

Section 6.10.          Vice Presidents.  Each Vice President shall have such powers and perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors or any committee of the Board designated by it to so act, or by the Chairman or Chief Executive Officer.

Section 6.11.          Chief Financial Officer.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transaction of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors.  He shall disburse the funds of corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and Board of Directors, whenever they request it, an account of all transactions as Chief Financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

Section 6.12.          Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; he shall disburse the funds of the Corporation as may be ordered by the Board of Directors or any committee of the Board designated by it so to act, or by the Chairman or President, making proper vouchers for such disbursements, and shall render to the Board of Directors or the stockholders, whenever the Board may require him so to do, a statement of all his transactions as Treasurer and of the financial condition of the Corporation; and, in general, he shall perform all the duties as from time to time may be assigned to him by the Board of Directors or any committee of the Board designated by it so to act, or by the Chairman or President.

Section 6.13.          Secretary.  The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board of Directors, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; shall keep, or cause to be kept, the list of stockholders as required by Section 2.9, which shall include the mailing addresses of the stockholders and the number of shares held by them, respectively, and shall make or cause to be made, all proper changes therein, shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board of Directors or any committee of the Board designated by it so to act, or by the Chairman or President.

Section 6.14.          The Assistant Secretaries.  At the request, or in absence or disability, of the Secretary, the Assistant Secretary designated by the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary.  The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors or any committee of the Board designated by it so to act, or by the President, the Chairman or the Secretary.

Section 6.15.          Salaries.  The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board of Directors or a special committee thereof, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is a director of the Corporation.

Section 6.16.          Lead Director.  The Board may designate a Lead Director who shall be a non-management director and who shall preside over executive sessions of the Board of Directors in which management and management directors do not participate, shall work with the Chairman of the Board and the chairs of the committees of the Board of Directors to establish agendas for meetings of the Board of Directors and its committees and shall perform such other duties as the Board of Directors may from time to time assign in order to help it fulfill its responsibilities.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 7.1.            Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director,  officer or trustee of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.3 of this Article VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 7.2.            Right to Advancement of Expenses.  In addition to the right to indemnification conferred in Section 7.1 of this Article VII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 7.2 or otherwise.

Section 7.3.            Right of Indemnitee to Bring Suit.  If a claim under Section 7.1 or 7.2 of this Article VII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 7.4.            Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.

Section 7.5.            Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7.6.            Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7.7.            Nature of Rights.  The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VIII
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 8.1.            Execution of Contracts.  As authorized by the Board of Directors, the Chairman or President, any Vice President, or the Treasurer, may enter into any contract or execute any contract or other instrument in the name and on behalf of the Corporation.  The Board of Directors, or any committee designated thereby with power so to act, except as otherwise provided in these Bylaws, may authorize any other or additional officer or officers or agent or agents of the Corporation, and such authority may be general or confined to specific instances.  Unless authorized to do so by these Bylaws or by the Board of Directors, or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 8.2.            Loans.  No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness for borrowed money shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or any committee of the Board designated by it so to act.

Such authority may be general or confined to specific instances.  When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, Corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

Section 8.3.            Checks, Drafts, etc.  All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or any committee of the Board designated by it so to act.

Section 8.4.            Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any committee of the Board of Directors or any committee of the Board designated by it so to act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors or any committee of the Board designated by it so to act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation, may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be designated or determined by resolution of the Board of Directors or any committee of the Board designated by it so to act.

Section 8.5.            Proxies in Respect of Securities of Other Corporations.  Unless otherwise provided by resolution adopted by the Board of Directors or any committee of the Board designated by it to so act, the Chairman, the President, or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other Corporation, association or trust any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other Corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by such other Corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE IX
BOOKS AND RECORDS

Section 9.1.            Place.  The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

Section 9.2.            Addresses of Stockholders.  Each stockholder shall furnish to the Secretary of the Corporation or to the transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail, postage prepaid, to him at his mailing address last known to the Secretary or to the transfer agent of the Corporation or by transmitting a notice thereof to him at such address by telegraph, cable, electronic transmission or other available method.

Section 9.3.            Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 9.4.            Audit of Books and Accounts.  The books and accounts of the Corporation shall be audited at least once in each fiscal year by certified public accountants of good standing selected by the Board of Directors.

Section 9.5.            Inspection of Records.

(a)           Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder.  The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

(b)           Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.  The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought.  The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom.  The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE X
SHARES AND THEIR TRANSFER

Section 10.1.          Certificates of Stock; Uncertificated Shares.  Any or all shares of a class or series of stock of the Corporation shall be eligible to be issued and traded in uncertificated (book entry) form through a direct registration system.  Until such time as the Corporation shall have implemented uncertificated (book entry) trading with respect to a class or series of stock, every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by such owner in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe.  Every such certificate shall be signed by such officer or officers as the Board of Directors may prescribe, or, if not so prescribed, by the Chairman or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar, the signatures of such officers of the Corporation and the seal of the Corporation may be in facsimile form.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used thereof had not ceased to be such officer or officers of the Corporation.  At such time as the Corporation shall have implemented uncertificated (book entry) trading with respect to a class or series of stock, outstanding shares of such class or series that are represented by a certificate shall not be issued or traded in uncertificated form until such certificate is surrendered to the Corporation or its agent.

Section 10.2.          Record.  A record shall be kept of the name of the person, firm or Corporation owning the stock, whether represented by a certificate or not, for stock of the Corporation issued, the number of shares held by such owner and, in the case of certificated shares, represented by each such certificate, and the date thereof, and, in case of cancellation, the date of cancellation.  The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 10.3.          Transfer of Stock.  Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and, in the case of shares represented by certificate, on the surrender of the certificate or certificates for such shares properly endorsed.

Section 10.4.          Transfer Agent and Registrar; Regulations.  The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board of Directors shall so determine, maintain one or more registrar offices designated by the Board of Directors, where such shares of stock shall be registered.  The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 10.5.          Lost, Destroyed or Mutilated Certificates.  In case of the alleged loss or destruction or the mutilation of a certificate representing capital stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

ARTICLE XI
SEAL

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the words and figures “Incorporated 1992, Delaware.”

ARTICLE XII
FISCAL YEAR

The fiscal year of the Corporation shall commence on the first day of January, except as otherwise provided from time to time by the Board of Directors.

ARTICLE XIII
WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE XIV
AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal Bylaws of the Corporation, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any preferred stock, the affirmative vote of the holders of at least fifty (50) percent of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.

ARTICLE XV

NOTICE BY ELECTRONIC TRANSMISSION

Section 15.1.          Notice By Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if:

(i)        the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(ii)       such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.  However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)        if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)       if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)        if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)        if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 15.2.          Definition Of Electronic Transmission.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 15.3.          Inapplicability.

Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.